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                                                                    EXHIBIT 10.7

RECORDING REQUESTED BY             )
WHEN RECORDED MAIL TO:             )
                                   )
                                   )
Triple Net Properties, LLC         )
1551 N. Tustin Avenue              )
Suite 650                          )
Santa Ana, CA 92705                )
Attention: Rebecca M. O'Donnell    )

________________________________________________________________________________
                                          Above Space for Recorder's Use

                           TENANTS IN COMMON AGREEMENT

      This Tenants in Common Agreement ("Agreement") is made and effective as of the date of recordation hereof, by and among the parties listed on Exhibit "A" attached hereto and incorporated herein (each sometimes referred to as a "Tenant in Common" or collectively as the "Tenants in Common"), with reference to the facts set forth below.

                                    RECITALS

      A. The Tenants in Common own real property and improvements thereon, including an office building commonly known as the "Congress Center" located in Chicago, Illinois, as more particularly described in Exhibit "B" attached hereto and incorporated herein (the "Property").

      B. The Tenants in Common desire to enter into this Agreement to provide for the orderly administration of the Property and to delegate authority and responsibility for the operation and management of the Property.

      NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

      1.    Nature of Relationship Between Co-Tenants.

            1.1 Tenants in Common Relationship; No Partnership. The Tenants in Common shall each own their respective interests in the Property (the "Interests") as tenants-in-common. The Tenants in Common do not intend by this Agreement to create a partnership or joint venture among themselves, but merely to set forth the terms and conditions upon which each of them shall hold their respective Interests. In addition, the Tenants in Common do not intend to create a partnership or joint venture with the Manager (as defined in Section 2). Therefore, each Tenant in Common hereby elects to be excluded from the provisions of Subchapter K of Chapter 1 of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to the tenant in common ownership of the Property. The exclusion elected by the Tenants in Common hereunder shall commence with the execution of this Agreement.

            1.2 Reporting as Direct Owners and Not a Partnership. Each Tenant in Common hereby covenants and agrees to report on his federal and state income tax returns all items of income, deduction and credits which result from his Interests. All such reporting shall be consistent with the exclusion of the Tenants in Common from Subchapter K of Chapter 1 of the Code, commencing with the first taxable year following the execution of this Agreement. Further, each Tenant in Common covenants and agrees not to notify the Commissioner of Internal Revenue that he desires that Subchapter K of Chapter 1 of the Code apply to the Tenants in Common. Each Tenant in Common hereby agrees to indemnify, protect, defend and hold the other Tenants in Common free and harmless from all costs, liabilities, tax consequences and expenses (for example, taxes, interest and penalties), including,

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without limitation, attorneys' fees and costs, which may result from any Tenant in Common so notifying the Commissioner in violation of this Agreement or otherwise taking a contrary position on any tax return, report or other document.

            1.3 Voting - General. The Tenants in Common must unanimously approve the following: (i) the Management Agreement (as defined in Section 2) and all amendments and renewals thereof; (ii) all leases and amendments thereof in accordance with Sections 2.5 and 2.6 of the Management Agreement; (iii) all financings and refinancing of the Property; and (iv) sale of the Property (other than a sale pursuant to the Purchase Option described in Section 11). All other decisions regarding the Property will be made only with the approval of the Tenants in Common who own more than 50% of the Property.

            1.4 Voting - Manager and Affiliates. The Manager and any affiliates who own Interests will not participate in any vote to terminate the Management Agreement.

            1.5 No Agency. No Tenant in Common is authorized to act as agent for, to act on behalf of, or to do any act that will bind, any other Tenant in Common, or to incur any obligations with respect to the Property.

      2. Management. The Tenants in Common hereby unanimously consent to this Agreement and the Management Agreement ("Management Agreement") with Triple Net Properties Realty, Inc., a California corporation ("Property Manager"). Pursuant to the Management Agreement, the Property Manager shall be the sole and exclusive manager of the Property to act on behalf of the Tenants in Common with respect to the management, operation, maintenance and leasing of the Property, subject to the right of each Tenant in Common to terminate the Management Agreement on an annual basis as set forth in Section 10.1 thereof. A copy of the Management Agreement is attached hereto as Exhibit "C." All of the terms, covenants and conditions of the Management Agreement are hereby incorporated herein. Neither (a) the death, retirement, removal, withdrawal, termination or resignation of the Property Manager, (b) any assignment for the benefit of creditors by or the adjudication of bankruptcy or incompetency of the Property Manager nor (c) the termination of the Management Agreement shall cause the termination of this Agreement and this Agreement shall remain in full force and effect notwithstanding any such events.

      3. Income and Liabilities. Each of the Tenants in Common shall be entitled to all benefits and obligations of ownership of the Property in accordance with their Interests. Accordingly, each of the Tenants in Common shall (a) be entitled to all benefits of ownership of the Property, on a gross and not a net basis, including, without limitation, all items of income and proceeds from sale or refinance or condemnation, in proportion to their respective Interests, and
(b) bear, and shall be liable for, payment of all expenses of ownership of the Property, on a gross and not a net basis, including by way of illustration, but not limitation, all operating expenses and expenses of sale or refinancing or condemnation, in proportion to their respective Interests, except for such amounts as may be reasonably determined by the Manager to be retained for reserves or improvements in accordance with the Management Agreement.

      4. Co-Tenant's Obligations. The Tenants in Common each agree to perform such acts as may be reasonably necessary to carry out the terms and conditions of this Agreement, including, without limitation:

            4.1 Documents. Executing documents required in connection with a sale or refinancing of the Property in accordance with Section 5 below and such additional documents as may be required under this Agreement or may be reasonably required to effect the intent of the Tenants in Common with respect to the Property or any loans encumbering the Property, provided that such actions have been properly approved by the Tenants in Common in accordance with
Section 1.3.

            4.2 Additional Funds. Each Tenant in Common will be responsible for a pro rata share (based on each Tenant in Common's respective Interests) of any future cash needed in connection with the ownership, operation and maintenance of the Property as determined by the Manager pursuant to the Management Agreement. Without limiting the foregoing, each Tenant in Common agrees that in the event any loan for the Property provides for recourse liability to NNN Congress Center, LLC, a Delaware limited liability company (the "Company") or any affiliate and non-recourse liability to one or more of the other Tenants in Common, and if the Company or any affiliate pays more than its pro rata share of the liability related to the loan (as compared to its

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ownership interest) as a result of such recourse liability ("Excess Payment"), the Tenants in Common agree to reimburse the Company or any affiliate for the Tenants in Common's pro rata share of such Excess Payment. To the extent any Tenant in Common fails to pay any such funds within fifteen (15) days after the Manager or Company delivers notice that such additional funds are required, the Manager is hereby authorized and directed to withhold any and all sums from such nonpaying Tenant(s) in Common until such funds have been reserved or paid in full. Alternatively, in the Manager's discretion, any other Tenant(s) in Common may loan such funds to the nonpaying Tenant(s) in Common, who shall be liable on a fully recourse basis to repay the paying Tenant(s) in Common the amount of any such loan plus interest thereon at the rate of twelve percent (12%) per annum (but not more than the maximum rate allowed by law) within thirty-one (31) days of funding the loan. If the nonpaying Tenant in Common is a single member limited liability company, the owner of the limited liability company will be personally liable to repay this loan. In addition, the Manager is hereby authorized and directed to pay the Tenant(s) in Common entitled to be repaid the sums loaned (with interest thereon as provided above) out of future cash from operations or from sale or refinancing of the Property or other distributions otherwise due the nonpaying Tenant(s) in Common. The remedies against a nonpaying Tenant in Common provided for herein are in addition to any other remedies that may otherwise be available, including by way of illustration, but not limitation, the right to obtain a lien against the Interests of the nonpaying Tenant(s) in Common to the extent allowed by law. By executing this Agreement, each Tenant in Common agrees (i) that any such short-term loan will be made on a fully recourse basis (ii) if such Tenant in Common is a single member limited liability company, such loan shall be recourse to the single member of the limited liability company, and (iii) to repay such loan within thirty-one (31) days of funding.

      5.    Sale or Encumbrance of Property.

            5.1 Sale. In accordance with the Management Agreement, Manager shall be entitled to seek and negotiate the terms of (a) financing for the Property, including loans secured by the Property, and (b) the sale of the Property (or portions thereof) to third-party purchasers. In accordance with Section 1.3 hereof, any loan encumbering the Property and any sale of the Property shall be subject to unanimous approval by the Tenants in Common, which approval shall be communicated to the Manager by written response to a written request by the Manager for approval. Any such written request of the Manager shall be accompanied by summary thereof setting forth the material terms of the proposed loan or sale.

            5.2 Distribution of Loan or Sales Proceeds. Notwithstanding any other provisions of this Agreement, proceeds of a loan or sale shall be distributed at the closing of the loan or the sale as follows:

                  5.2.1 To the extent necessary, the proceeds shall first be used to pay in full any loans encumbering title to the Property.

                  5.2.2 To the extent necessary, the proceeds shall first be used to pay in full any unsecured loans made to the Tenants in Common with respect to the Property.

                  5.2.3 The proceeds shall next be used to pay all outstanding costs and expenses incurred in connection with the holding, marketing and sale of the Property.

                  5.2.4 The proceeds shall next be used to pay all outstanding fees and costs as set forth in the Management Agreement.

                  5.2.5 Any proceeds remaining shall be paid to each Tenant in Common in accordance with their respective Interests as provided in Section 3 above.

      6. Possession. The Tenants in Common intend to lease the Property at all times. Accordingly, no Tenant in Common shall have the right to occupy or use the Property at any time during the term of this Agreement.

      7. Transfer or Encumbrance. Subject to compliance with the specific terms of this Agreement, applicable securities laws and compliance with the terms of any loan (and associated loan agreement and documents) secured by the Property, each Tenant in Common may sell, transfer, convey, pledge, encumber or hypothecate the Interests (or any part thereof). Any such transferee shall take such Interests subject to this Agreement and the transferor and transferee shall execute and cause to be recorded an assignment and assumption

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agreement whereby (i) transferor assigns to transferee all of his right, title and interest in and to this Agreement and the Management Agreement; and (ii) transferee assumes and agrees to perform faithfully and to be bound by all of the terms, covenants, conditions, provisions and agreements of this Agreement and the Management Agreement with respect to the Interests to be transferred. Upon execution and recordation of such assumption agreement, the transferee shall become a party to this Agreement without further action by the other Tenants in Common.

      8.    Right of Partition.

            8.1 General. The Tenants in Common agree generally that any Tenant in Common (and any of his successors-in-interest) shall have the right, while this Agreement remains in effect, to file a complaint or institute any proceeding at law or in equity to have the Property partitioned in accordance with and to the extent provided by applicable law. The Tenants in Common acknowledge and agree that partition of the Property may result in a forced sale by all of the Tenants in Common. To avoid the inequity of a forced sale and the potential adverse effect on the investment by the other Tenants in Common, the Tenants in Common agree that, as a condition precedent to filing a partition action, the Tenant in Common filing such action shall follow the buy-sell procedure set forth in Section 10.

            8.2 Lender Mandate. Notwithstanding the general provisions of
Section 8.1, if required by a lender as a condition of making a loan to the Tenants in Common to acquire the Property or refinance any loan secured by the Property, the Tenants in Common shall be deemed to have waived their right to file a complaint or institute any proceeding at law or in equity to have the Property partitioned in accordance with local law.

      9. Bankruptcy. The Tenants in Common agree that the following shall constitute an Event of Bankruptcy with respect to any Tenant in Common (and his Successors): (a) if a receiver, liquidator or trustee is appointed for any Tenant in Common; (b) if any Tenant in Common becomes insolvent, makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; (c) if any petition for bankruptcy, reorganization, liquidation or arrangement pursuant to federal bankruptcy law, or similar federal or state law shall be filed by or against, consented to, or acquiesced in by, any Tenant in Common; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Tenant in Common then, upon the same not being discharged, stayed or dismissed within thirty (30) days thereof. To avoid the inequity of a forced sale and the potential adverse effect on the investment of the other Tenants in Common, the Tenants in Common agree that, as a condition precedent to entering into this Agreement, the Tenant in Common causing such Event of Bankruptcy shall follow the buy-sell procedure set forth in Section 10.

      10. Buy-Sell Procedure. Upon the filing of a partition action in accordance with Section 8.1 (to the extent such right has not been waived as provided in Section 8.2) or the occurrence of an Event of Bankruptcy in accordance with Section 9, the other Tenants in Common shall have the right to purchase the interests of the Tenant in Common filing such action or the subject of the Event of Bankruptcy (hereinafter, "Seller"). Seller shall make a written offer ("Offer") to sell its Interests to the other Tenants in Common at a price equal to (a) the Fair Market Value (as defined below) of the Seller's Interests minus (b) (i) Seller's proportionate share of any fee or other amount that would be payable to Manager or any affiliates (including any real estate commission) under the Management Agreement upon the sale of the Property at a price equal to the Fair Market Value and (ii) selling, prepayment or other costs that would apply in the event the Property was sold on the date of the offer. The other Tenants in Common shall be entitled to purchase a portion of the selling Tenant in Common's interest in proportion to their undivided interest in the Property. In the event any Tenant in Common elects not to purchase its share of the selling Tenant in Common's interest, the other Tenants in Common shall be entitled to purchase additional interests based on their undivided interest in the Property. "Fair Market Value" shall mean the fair market value of Seller's undivided interest in the Property on the date the Offer is made as determined in accordance with the procedures set forth below. The other Tenants in Common shall have twenty (20) days after delivery of the Offer to accept the Offer. If any or all of the other Tenants in Common ("Purchaser") accept the Offer, Seller and Purchaser shall commence negotiation of the Fair Market Value within fifteen
(15) days after the Offer is accepted. If the parties do not agree, after good faith negotiations, within ten (10) days, then each party shall submit to the other a proposal containing the Fair Market Value the submitting party believes to be correct ("Proposal"). If either party fails to timely submit a Proposal, the other party's submitted proposal shall determine the Fair Market Value. If both parties timely submit Proposals, then the Fair Market Value shall be determined by final and binding arbitration in accordance with the procedures set forth below. The parties shall meet within seven (7) days after delivery of the

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last Proposal and make a good faith attempt to mutually appoint a certified MAI real estate appraiser who shall have been active full-time over the previous five (5) years in the appraisal of comparable properties located in the County or City in which the Property is located to act as the arbitrator. If the parties are unable to agree upon a single arbitrator, then the parties each shall, within five (5) days after the meeting, each select an arbitrator that meets the foregoing qualifications. The two (2) arbitrators so appointed shall, within fifteen (15) days after their appointment, appoint a third arbitrator meeting the foregoing qualifications. The determination of the arbitrator(s) shall be limited solely to the issue of whether Seller's or Purchaser's Proposal most closely approximates the fair market value. The decision of the single arbitrator or of the arbitrator(s) shall be made within thirty (30) days after the appointment of a single arbitrator or the third arbitrator, as applicable. The arbitrator(s) shall have no authority to create an independent structure of fair market value or prescribe or change any or several of the components or the structure thereof; the sole decision to be made shall be which of the parties' Proposals most closely corresponds to the fair market value of the Property. The decision of the single arbitrator or majority of the three (3) arbitrators shall be binding upon the parties. If either party fails to appoint an arbitrator within the time period specified above, the arbitrator appointed by one of them shall reach a decision which shall be binding upon the parties. The cost of the arbitrators shall be paid equally by Seller and Purchaser. The arbitration shall be conducted in Orange County, California, in accordance with Illinois Code of Civil Procedure sections 1280 et seq., as modified by this Agreement. The parties agree that Federal Arbitration Act, Title 9 of the United States Code shall not apply to any arbitration hereunder. The parties shall have no discovery rights in connection with the arbitration. The decision of the arbitrator(s) may be submitted to any court of competent jurisdiction by the party designated in the decision. Such party shall submit to the superior court a form of judgment incorporating the decision of the arbitrator(s), and such judgment, when signed by a judge of the superior court, shall become final for all purposes and shall be entered by the clerk of the court on the judgment roll of the court. If one party refuses to arbitrate an arbitrable dispute and the party demanding arbitration obtains a court order directing the other party to arbitrate, the party demanding arbitration shall be entitled to all of its reasonable attorneys' fees and costs in obtaining such order, regardless of which party ultimately prevails in the matter. BY EXECUTING THIS AGREEMENT YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE ARBITRATION OF DISPUTES PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY ILLINOIS LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY EXECUTING THIS AGREEMENT YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE ILLINOIS CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

      11. Purchase Option. The Manager or its affiliates have the option to purchase all or any portion of the Property at the Appraised Value (as defined below) from one or more of the Tenants in Common (the "Purchase Option") beginning 36 months after the date of this Memorandum. If the Manager or its affiliates desire to exercise the Purchase Option, the Manager or its affiliates (hereinafter, the "Buyer") shall determine the fair market value of the Property, which shall be computed (the "Appraised Value") in the manner described below by computing the net proceeds that would have been distributable to the selling Tenants in Common had the Property been sold for its Appraised Value and reducing this amount by the sum of (a) 1% for imputed costs of sale that ordinarily would be associated with the sale of the Property to a third party and (b) the Selling Commission (as defined in the Management Agreement). The Buyer, in its sole discretion, will select an MAI certified appraiser with at least 5 years of experience in the city or county where the Property is located to perform an MAI appraisal of the Property (the "Qualified Appraiser"). The Qualified Appraiser shall not be an affiliate of the Buyer, the Property Manager or any Tenant in Common, and will be paid by the Buyer. The Qualified Appraiser shall notify the Buyer of its determination of the fair market value of the entire Property without a discount for the tenant in common ownership arrangement.

      The Tenants in Common by unanimous vote shall have the right to approve or reject the Appraised Value within 30 days of receiving the notification of Appraised Value. If they reject the Appraised Value within 30 days of receiving the notification, the selling Tenants in Common shall have the right to select their own Qualified Appraiser who shall be required to satisfy the same requirements as described above. The average of the two appraisals shall then be deemed the Appraised Value unless there is more than a five percent (5%) difference between the highest and lowest Appraised Value, in which case a third Qualified Appraiser (with the qualification described above) shall be selected by mutual agreement of the first two appraisers and the average of the three

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appraisals shall be deemed the Appraised Value. The Appraised Value will not be less than 90% of the original purchase price for the Property, unless otherwise approved by the Tenants in Common as provided above.

      The Manager shall pay for the first appraisal and, if applicable, half of the third appraisal. The Company and the Tenants in Common, on a pro rata basis in accordance with their ownership of the Property, shall pay for the second appraisal and, if applicable, half of the third appraisal.

      If the Buyer is acquiring a portion of the Property, the purchase price shall be the pro rata amount of the Appraised Value for the portion of the Property being purchased. The Appraised Value as determined above shall be final and binding on the parties if the Buyer elects, in its sole discretion, to close the purchase.

      Once the Appraised Value has been determined, the Buyer shall have up to 90 days in which to purchase the Property for all cash or such other terms as may be approved by the selling Tenants in Common as described above. At the closing pursuant to the Purchase Option, each of the parties shall bear their share of all ordinary closing costs and expenses in accordance with local real estate practice. If the Buyer does not complete the purchase of the Property within the 90-day period described above, that option shall lapse unless extended by the parties as described above. If the Manager or an affiliate elects to exercise the Purchase Option in the future, they shall be required to begin again the process of selecting the Qualified Appraiser to determine the Appraised Value. There are no limits on the number of times the Manager or its affiliates may seek to exercise the Purchase Option. The Manager will be entitled to the Selling Commission upon a sale pursuant to the Purchase Option.

      The Buyer shall cooperate, at no cost or expense, with any of the selling Tenants in Common who wish to structure the sale of their Interests as a tax-deferred exchange pursuant to Section 1031 of the Code. The Buyer shall, upon direction of the Tenants in Common electing to exchange, consent to the assignment of their interests in the Purchase Option to a qualified intermediary of their choosing and the payment of their net proceeds into customary exchange escrow accounts.

      12.   General Provisions.

            12.1 Mutuality; Reciprocity; Runs With the Land. All provisions, conditions, covenants, restrictions, obligations and agreements contained herein or in the Management Agreement are made for the direct, mutual and reciprocal benefit of each and every part of the Property; shall be binding upon and shall inure to the benefit of each of the Tenants in Common and their respective heirs, executors, administrators, successors, assigns, devisees, representatives, lessees and all other persons acquiring any undivided interest in the Property or any portion thereof whether by operation of law or any manner whatsoever (collectively, "Successors"); shall create mutual, equitable servitudes and burdens upon the undivided interest in the Property of each Tenant in Common in favor of the interest of every other Tenant in Common; shall create reciprocal rights and obligations between the respective Tenants in Common, their interests in the Property, and their Successors; and shall, as to each of the Tenants in Common and their Successors operate as covenants running with the land, for the benefit of the other Tenants in Common pursuant to applicable law, including, but not limited to, the laws of the State of Illinois. It is expressly agreed that each covenant contained herein or in the Management Agreement (a) is for the benefit of and is a burden upon the undivided interests in the Property of each of the Tenants in Common, (b) runs with the undivided interest in the Property of each Tenant in Common and (c) benefits and is binding upon each Successor owner during its ownership of any undivided interest in the Property, and each owner having any interest therein derived in any manner through any Tenant in Common or Successor. Every person or entity who now or hereafter owns or acquires any right, title or interest in or to any portion of the Property is and shall be conclusively deemed to have consented and agreed to every restriction, provision, covenant, right and limitation contained herein or in the Management Agreement, whether or not such person or entity expressly assumes such obligations or whether or not any reference to this Agreement or the Management Agreement is contained in the instrument conveying such interest in the Property to such person or entity. The Tenants in Common agree that, subject to the restrictions on transfer contained herein, any Successor shall become a party to this Agreement and the Management Agreement upon acquisition of an undivided interest in the Property as if such person was a Tenant in Common initially executing this Agreement.

            12.2 Binding Arbitration. Any controversy arising out of or related to this Agreement or the breach thereof or an investment in the interests shall be settled by arbitration in Orange County, California, in

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accordance with the rules of The American Arbitration Association, and judgment entered upon the award rendered may be enforced by appropriate judicial action pursuant to the Illinois Code of Civil Procedure. The arbitration panel shall consist of one member, which shall be the mediator if mediation has occurred or shall be a person agreed to by each party to the dispute within 30 days following notice by one party that he desires that a matter be arbitrated. If there was no mediation and the parties are unable within such 30 day period to agree upon an arbitrator, then the panel shall be one arbitrator selected by the Orange County office of The American Arbitration Association, which arbitrator shall be experienced in the area of real estate and limited liability companies and who shall be knowledgeable with respect to the subject matter area of the dispute. The losing party shall bear any fees and expenses of the arbitrator, other tribunal fees and expenses, reasonable attorney's fees of both parties, any costs of producing witnesses and any other reasonable costs or expenses incurred by him or the prevailing party or such costs shall be allocated by the arbitrator. The arbitration panel shall render a decision within 30 days following the close of presentation by the parties of their cases and any rebuttal. The parties shall agree within 30 days following selection of the arbitrator to any prehearing procedures or further procedures necessary for the arbitration to proceed, including interrogatories or other discovery.

            12.3 Attorneys' Fees. If any action or proceeding is instituted between all or any of the Tenants in Common arising from or related to or with this Agreement, the Tenant in Common or Tenants in Common prevailing in such action or arbitration shall be entitled to recover from the other Tenant in Common or Tenants in Common all of his or their costs of action or arbitration, including, without limitation, reasonable attorneys' fees and costs as fixed by the court or arbitrator therein.

            12.4 Entire Agreement. This Agreement, together with the Management Agreement, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and all prior and contemporaneous agreements, representations, negotiations and understandings of the parties hereto, oral or written, are hereby superseded and merged herein.

            12.5 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Illinois without regard to choice of law rules.

            12.6 Modification. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

            12.7 Notice and Payments. Any notice to be given or other document or payment to be delivered by any party to any other party hereunder may be delivered in person, or may be deposited in the United States mail, duly certified or registered, return receipt requested, with postage prepaid, or by Federal Express or other similar overnight delivery service, and addressed to the Tenants in Common at the addresses specified in Exhibit "A" hereto. Any party hereto may from time to time, by written notice to the others, designate a different address which shall be substituted for the one above specified. Unless otherwise specifically provided for herein, all notices, payments, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given and received (a) upon personal delivery, or (b) as of the third business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as set forth above, or (c) the immediately succeeding business day after deposit with Federal Express or other similar overnight delivery system.

            12.8 Successors and Assigns. All provisions of this Agreement shall inure to the benefit of and shall be binding upon the successors-in-interest, assigns, and legal representatives of the parties hereto.

            12.9 Term. This Agreement shall commence as of the date of recordation and shall terminate at such time as the Tenants in Common or their successors-in-interest or assigns no longer own the Property as tenants-in-common. In no event shall this Agreement continue beyond December 31, 2032.

            12.10 Waivers. No act of any Tenant in Common shall be construed to be a waiver of any provision of this Agreement, unless such waiver is in writing and signed by the Tenant in Common affected. Any Tenant in Common hereto may specifically waive any breach of this Agreement by any other Tenant in Common, but no such waiver shall constitute a continuing waiver of similar or other breaches.

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            12.11 Counterparts. This Agreement may be executed in counterparts, each of which, when taken together, shall be deemed one fully executed original.

            12.12 Severability. If any portion of this Agreement shall become illegal, null or void or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining portions of this Agreement shall not be affected thereby and shall remain in full force and effect to the fullest extent permissible by law.

            12.13 Securities Laws. THE UNDIVIDED INTERESTS IN THE PROPERTY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, NOR APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, OR BY THE SECURITIES REGULATORY AUTHORITY OF ANY STATE, NOR HAS ANY COMMISSION OR AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF ANY DISCLOSURE MADE IN CONNECTION THEREWITH. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE PROJECTS MAY NOT BE RESOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR EXEMPTION THEREFROM.

            12.14 Time is of the Essence. Time is of the essence of each and every provision of this Agreement.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                   TENANTS IN COMMON:

                                   NNN CONGRESS CENTER, LLC
                                   a Delaware limited liability company

                                   By: TRIPLE NET PROPERTIES, LLC, a Virginia
                                   limited liability company, its Manager

                                      By: ________________________________


                                   NNN Congress Center [ ], LLC, a Delaware limited liability company



                                   By: NNN Congress Center Member [  ],
                                   a Delaware limited liability company
                                   Its: Sole Member


                                   By: ________________________________

                                       Its:  Sole Member

STATE OF CALIFORNIA      )
                         ) ss:
COUNTY OF ORANGE         )

      On ______________________, before me, ____________________________________
, personally appeared _____________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the entity upon behalf of which the person acted, executed the instrument.

      WITNESS my hand and official seal.

                                      __________________________________________
                                      Notary Public

STATE OF ___________________     )
                                 ) ss:
CITY/COUNTY OF _____________     )

      On ____________________________, before me, _____________________________, personally appeared____________________________________________________________,
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his authorized capacity, and that by his/her/their signature on the instrument the entity upon behalf of which the person acted, executed the instrument.

      WITNESS my hand and official seal.

                                         _______________________________________
                                         Notary Public

                                    EXHIBITS

Exhibit "A"                           Tenants in Common and Percentage Interests

Exhibit "B"                                          Description of the Property

Exhibit "C"                                                 Management Agreement

                                   EXHIBIT "A"

                   Tenants in Common and Percentage Interests


Tenants in Common              Percentage Interest
-----------------              -------------------
NNN Congress Center, LLC                __%
1551 N. Tustin Avenue
Suite 650
Santa Ana, CA  92705

NNN Congress Center [  ], LLC           __%
[address]